Clarity Variable Annuity

Information Sheet

Make check payable to:
Business Men's Assurance Company of America (BMA)
[BMA Service Center
9735 Landmark Parkway Drive
St. Louis, Missouri  63127-1690
(800) 423-9398]

Please Print

[1.] Owner (If no Annuitant is specified, the Owner will be the Annuitant. If Owner is nonnatural person, complete 72(u)).

Name  (First, Middle, Last)    Male      Female

Address      Street Number or P. O. Box     City      State            Zip

Birthdate (M/D/Y) Maximum issue age is 85.

Social Security Number / Tax Identification Number

Home Telephone             Business Telephone

[2.] Annuitant (Complete only if different from the Owner in Section 1.)

Name  (First, Middle, Last)    Male      Female

Address      Street Number or P. O. Box   City        State             Zip

Birthdate (M/D/Y)

Social Security Number

Home Telephone             Business Telephone

[3.] Joint Owner (For non-qualified plans only. Must be spouse.)

Name (First, Middle, Last)
Relationship to Owner
Birthdate
Social Security Number

[4.]  Beneficiary   Designation  (Surviving  Joint  Owner  will  become  primary beneficiary.)

Beneficiary       Percentage:
Social Security Number

Beneficiary       Percentage:
Social Security Number

[5.]  Type of Contract

A. Non-qualified .....     New              1035 Exchange
B. Tax-qualified Plan...            New Plan, Tax Year _______          Transfer
Rollover
C. Annuity Date

[6.]  Complete if Tax Qualified Plan

IRA   Simple IRA   SEP (Employer Contribution)       SEP (Employee Contribution)
      Other

[7.] Initial Purchase Payment

Paid with Application                  $__________
1035 Exchange Amount                   $________
Qualified Transfer/Rollover            $________

[8.]. Portfolio Selection (Please check selected Portfolio(s) and use only whole number percentages.)

[Balanced
Global Fixed Income
Growth & Income
Intermediate Fixed Income
Large Cap Growth
Large Cap Value
Mid Cap Equity
Small Cap Equity

Money Market

Berger/BIAM IPT-International Fund
Fixed I ($5,000 Min.)
Fixed II Guaranty Periods (5,000 Min.)
3 Year
5 Year
7 Year
Total             100%]

[9.  Telephone Transfer Authorization

Yes      No        BMA (and its Administrator) is authorized to honor telephone instructions from the Owner(s) to transfer account values among the Portfolios and to and from the Fixed Accounts. By initialing here, ___, the Owner gives the Registered Rep/Agent who signs this form the authority to transfer on behalf of the Owner, account values among the Portfolios including the Fixed Accounts.

This authority is subject to the terms and provisions in the contract and prospectus. I agree that BMA will not be responsible for any loss, liability, cost, or expense for acting on the telephone instructions. BMA will employ reasonable procedures to confirm that telephone instructions are genuine. If BMA does not do so, it may be liable for losses due to unauthorized or fraudulent transfers.]

[10.  Dollar Cost Averaging

Yes      No       You need a total contract value of at least $25,000 to
participate. The transfers will occur over a six-month period into the Portfolios designated below on the 15th day of a month (or next business day if the 15th falls on a weekend or holiday). If you select a DCA program you may not select either an Automatic Withdrawal or Minimum Distribution Program. The DCA program automatically terminates if the contract value in the selected transfer Portfolio is zero.

A. Select Portfolio to transfer FROM:     Money Market           Fixed Account I
B. Select the amount to transfer monthly (minimum $250)                $

C. Select the Portfolios and indicate how total is to be allocated in whole dollars or percentages (percentages must total 100%).
Balanced                                             %        $
Global Fixed Income                                  %        $
Growth & Income                                      %        $
Intermediate Fixed Income                            %        $
Large Cap Growth                                     %        $
Large Cap Value                                      %        $
Mid Cap Equity                                       %        $
Small Cap Equity                                     %        $
Berger/BIAM IPT-International Fund                   %        $

11. Rebalancing (Rebalanced quarterly; minimum period: 6 months; minimum amount $250.)

Yes, I choose to participate in the asset rebalancing program. This program allows you to automatically rebalance your contract each quarter to return to your original percentage allocations. The program will terminate if you make any transfer in addition to the asset rebalancing option. The minimum period to participate in this program is 6 months. The transfer date will be the 15th of the month (or the next business day if the 15th falls on a weekend or holiday). The fixed account options are not part of asset rebalancing.

12. Automatic Withdrawal (Maximum Withdrawal amount is 10% of premium payments.)

Start Date: ________

Frequency of Payments               Monthly   Quarterly  Semi-Annually  Annually

BMA automatically sends the check to address of record. You may specify an alternate address. (You will need a Signature Guarantee.)

Enter One: From each withdrawal       Withhold taxes       Do not withhold taxes

Pro Rata            OR    Withdraw from Portfolio(s) listed below ($100 minimum)
                                            $
                                            $
                                            $  ]
[13.]  Anti-Fraud Statement

Any person who knowingly, and with intent to injure, defraud or deceive any insurance company, files a statement of claim or provides false, incomplete or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime and maybe subject to criminal and civil penalties.

[14.]  Signatures

I declare that, to the best of my knowledge, the information and statements on this form are complete and true. I further represent that the Social Security or Tax Identification number(s) shown on the form are correct.

I have received a copy of the prospectus and understand that (a) annuity payments or surrender values, when based on the investment experience of the separate account, are variable and not guaranteed as to a dollar amount; and (b) payments and values for Fixed Account II may be subject to an interest adjustment, the operation of which may result in either an upward or downward adjustment.

This policy   does   does not       replace any existing insurance or annuities.

Owner                               Joint Owner (if applicable)

Signed at:        City                   State                Date

[15.]  Replacement

Do you have any knowledge or reason to believe that replacement of existing insurance or annuities may be involved? Yes No If yes, complete replacement form and submit with this form.


Representative's Signature
Broker Number              /     SSN
Compensation Option                 A       B        C
Authorized B/D Signature
Broker-Dealer/Branch                /    ID #
Address
Telephone

This space if for the use of BMA's Annuity Service Center

A1012                                                                     (5/97)